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                                                                     EXHIBIT F-2

                                  May 14, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

                  Re:      American Transmission Company LLC
                           Application-Declaration on Form U-1
                           File No. 70-10108

Dear Sirs:

                  I am an attorney employed by ATC Management Inc. (together with American Transmission Company LLC, the "Applicants") and have acted as counsel for Applicants in connection with the filing of the Application-Declaration on Form U-1, File No. 70-10108, as amended (the "Application"), filed under the Public Utility Holding Company Act of 1935, as amended (the "Act"), by ATC Management Inc. and American Transmission Company LLC.

                  In the Application, ATC Management Inc. and American Transmission Company LLC request authority under the Act to engage in various financing and related transactions (the "Proposed Transactions") through June 30, 2004.

                  I have examined originals, or copies certified to my satisfaction, of such corporate records of Applicants, certificates of public officials, certificates of officers and representatives of Applicants and other documents as I have deemed necessary to require as a basis for the opinions hereafter expressed. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. As to various questions of fact material to such opinions I have, when relevant facts were not independently established, relied upon certificates by officers of Applicants and other appropriate persons and statements contained in the Application.

                  Based upon the foregoing, and having regard to legal considerations which I deem relevant, I am of the opinion that, in the event that the Proposed Transactions are consummated in accordance with the Application, and subject to the assumptions and conditions set forth below:

                  1. Applicants are validly organized under the laws of their respective states of formation.


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                  2. All state laws applicable to the Proposed Transactions as described in the Application (other than so-called "blue-sky" or state securities laws as to which I express no opinion) will have been complied with.

                  3. Any debt securities and any guarantees issued as contemplated in the Application will be valid and binding obligations of the issuing Applicant in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights generally and to the effects of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), including without limitation (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedies and (b) concepts of materiality, reasonableness, good faith and fair dealing.

                  4. Any Class A or Class B shares or preferred stock or securities issued or sold by the Subsidiaries as contemplated in the Application will be validly issued, fully paid, and non-assessable and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the charter or other documents defining such rights and privileges.

                  5. The consummation by the Applicants of the Proposed Transactions will not violate the legal rights of the holders of any securities issued by Applicants.

                  The opinions expressed above in respect of the Proposed Transactions described in the Application are subject to the following assumptions or conditions:

                  a. The Proposed Transactions shall have been duly authorized and approved by the Board of Directors of ATC Management Inc.

                  b. The Securities and Exchange Commission shall have duly entered an appropriate order or orders granting and permitting the Application to become effective.

                  c. The Proposed Transactions shall be consummated in accordance with any required approvals, authorizations, consents, certificates and orders of any state commission or regulatory authority and all such required approvals, authorizations, consents, certificates and orders shall have been obtained and remain in effect.

                  I hereby consent to the use of this opinion as an exhibit to the Application.

                                      Very truly yours,


                                      /s/    Walter T. Woelfle
                                      Vice President, Legal and Secretary
                                      ATC Management Inc.



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